EXHIBIT 32

In connection with the Annual Report on Form 10-K of Royal Gold, Inc. (the “Company”), for the year ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stanley Dempsey, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 10, 2004

/s/Stanley Dempsey Stanley Dempsey Chairman and Chief Executive Officer

EXHIBIT 32

In connection with the Annual Report on Form 10-K of Royal Gold, Inc. (the “Company”), for the year ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stefan Wenger, Treasurer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 10, 2004

/s/Stefan Wenger Stefan Wenger Treasurer and Chief Accounting Officer